Exhibit 99.1

For Immediate Release

Contact:	Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Fourth Quarter

and Full-Year 2024 Financial Results

Highlights

Fourth Quarter 2024

•	Sales of $873 million exceeded high-end of guidance range, grew 6% as reported and 8% in constant currency

•	Instruments grew 8% and recurring revenue grew 9% in constant currency, as growth accelerated across all three reported regions

•	Pharma grew 10% in constant currency, reflecting stronger-than-expected year-end spending dynamics and broad-based growth across the Americas, Europe, and Asia

•	GAAP EPS of $3.88; non-GAAP EPS of $4.10 grew 13% as strong operational performance and better-than-expected sales volume offset foreign exchange headwinds

Full-Year 2024

•	Sales exceeded guidance at $2,958 million, flat as reported and in organic constant currency

•	GAAP operating income margin of 27.9%; operational excellence drove adjusted operating income margin expansion to 31.0%, effectively neutralizing the challenges posed by foreign exchange headwinds

•	GAAP EPS of $10.71; non-GAAP EPS of $11.86 grew 1% versus 2023, which includes a 5% impact due to foreign exchange headwinds

•	Generated $762 million in operating cash flow; $744 million in free cash flow, representing 25% of full-year sales, and a free cash flow to adjusted net income ratio of 105%

MILFORD, Mass., February 12, 2025 - Waters Corporation (NYSE: WAT) today announced its financial results for the fourth quarter and full-year 2024.

Sales for the fourth quarter of 2024 were $873 million, an increase of 6% as reported, compared to sales of $819 million for the fourth quarter of 2023. Currency translation decreased sales by 2%.

On a GAAP basis, diluted earnings per share (EPS) for the fourth quarter of 2024 was $3.88, compared to $3.65 for the fourth quarter of 2023. On a non-GAAP basis, EPS increased by 13% to $4.10, compared to $3.62 for the fourth quarter of 2023. This includes a decline of approximately 9% due to foreign exchange headwinds, which were 6% or $0.23 adverse to guidance.

“We delivered excellent results in the fourth quarter, led by double-digit growth in Pharma, while instruments and recurring revenue both grew high single-digits in constant currency,” said Dr. Udit Batra, President & CEO, Waters Corporation. “Growth accelerated across all regions, driven by strong adoption of new products and the success of our strategic initiatives.”

Dr. Batra continued, “Our team has done a commendable job of consistently executing our strategy and delivering a second consecutive year of margin expansion while overcoming significant headwinds in foreign exchange, volume, and inflation. With the strong operational execution, the traction of our differentiated portfolio and the success of our strategic initiatives, Waters is very well positioned for the next phase of growth.”

Fourth Quarter 2024

During the fourth quarter of 2024, sales into the pharmaceutical market increased 8% as reported and 10% in constant currency. Sales into the industrial market increased 1% as reported and 2% in constant currency. Sales into the academic and government market increased 15% as reported and 16% in constant currency.

During the quarter, instrument system sales increased 6% as reported and 8% in constant currency. Recurring revenues, which represent the combination of service and precision chemistries, increased 7% as reported and 9% in constant currency.

Geographically, sales in Asia during the quarter increased 4% as reported and 9% in constant currency. Sales in the Americas increased 6% as reported and in constant currency. Sales in Europe increased 10% as reported and 11% in constant currency.

Full-Year 2024

Sales for the fiscal year 2024 were $2,958 million, flat as reported, compared to sales of $2,956 million for fiscal year 2023. Currency translation decreased sales by approximately 1%, while the impact of acquisitions increased sales by approximately 1%.

On a GAAP basis, EPS for fiscal year 2024 was $10.71, compared to $10.84 for fiscal year 2023. On a non-GAAP basis, EPS increased by 1% to $11.86, compared to $11.75 for fiscal year 2023. This includes a decline of approximately 5% due to foreign exchange headwinds, which were 2% adverse to guidance.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and First Quarter 2025 Financial Guidance

Full-Year 2025 Financial Guidance

The Company expects full-year 2025 constant currency sales growth to be in the range of +4.5% to +7.0%. Currency translation is expected to decrease full-year sales growth by approximately 2.0%. The resulting full-year 2025 reported sales growth is expected in the range of +2.5% to +5.0%.

The Company expects full-year 2025 non-GAAP EPS to be in the range of $12.70 to $13.00, which includes an estimated headwind of approximately 4% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

First Quarter 2025 Financial Guidance

The Company expects first quarter 2025 constant currency sales growth to be in the range of +4.0% to +7.0%. Currency translation is expected to decrease first quarter sales growth by approximately 3.0%. The resulting first quarter 2025 reported sales growth is expected in the range of +1.0% to +4.0%.

The Company expects first quarter 2025 non-GAAP EPS to be in the range of $2.17 to $2.25, which includes an estimated headwind of approximately 7% due to unfavorable foreign exchange.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the first quarter.

Conference Call Details

Waters Corporation will webcast its fourth quarter 2024 financial results conference call today, February 12, 2025, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investor Relations” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least March 5, 2025.

About Waters Corporation

Waters Corporation (NYSE:WAT) is a global leader in analytical instruments, separations technologies, and software, serving the life, materials, food, and environmental sciences for over 65 years. Our Company helps ensure the efficacy of medicines, the safety of food and the purity of water, and the quality and sustainability of products used every day. In over 100 countries, our 7,600 passionate employees collaborate with customers in laboratories, manufacturing sites, and hospitals to accelerate the benefits of pioneering science.

Non-GAAP Financial Measures

This press release contains financial measures, such as organic constant currency growth rates, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward- looking statements within this release for a variety of reasons, including and without limitation, risks related to, and expectations or ability to realize commercial success of the Wyatt transaction; the impact of this transaction on the Company’s business, anticipated progress on Waters’ research programs, development of new analytical instruments and associated software or consumables, manufacturing development and capabilities; the increased indebtedness of the Company as a result of the Wyatt transaction, the repayment of which could impact the Company’s future results, market prospects for its products and sales and earnings guidance; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; current global economic, sovereign and political conditions and uncertainties, including the effect of new or proposed tariff or trade regulations as well as other new or changed domestic and foreign laws, regulations and policies; changes in inflation and interest rates; the impacts and costs of war, in particular as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East, and the possibility of further escalation resulting in new geopolitical and regulatory instability; the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; the Company’s ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions; risks related to the effects of any pandemic on our business, financial condition, results of operations and prospects; changes in timing and demand for the Company’s products among the Company’s customers and various market sectors, particularly as a result of fluctuations in their expenditures or ability to obtain funding; the ability to realize the expected benefits related to the Company’s various cost-saving initiatives, including workforce reductions and organizational restructurings; the introduction of competing products by other companies and loss of market share, as well as pressures on prices from competitors and/or customers; changes in the competitive landscape as a result of changes in ownership, mergers and continued consolidation among the Company’s competitors; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products and inability to grow organically through innovation; rapidly changing technology and product obsolescence; risks associated with previous or future acquisitions, strategic investments, joint ventures and divestitures, including risks associated with achieving the anticipated financial results and operational synergies; contingent purchase price payments and expansion of our business into new or developing markets; risks associated with unexpected disruptions in operations; failure to adequately protect the Company’s intellectual property, infringement of intellectual property rights of third parties and inability to obtain licenses on commercially reasonable terms; the Company’s ability to acquire adequate sources of supply and its reliance on outside contractors for certain components and modules, as well as disruptions to its supply chain; risks associated with third-party sales intermediaries and resellers; the impact and costs of changes in statutory or contractual tax rates in jurisdictions in which the Company operates as well as shifts in taxable income among jurisdictions with different effective tax rates, the outcome of ongoing and future tax examinations and changes in legislation affecting the Company’s effective tax rate; the Company’s ability to attract and retain qualified employees and management personnel; risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its third-party partners; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others, and in connection with government contracts; regulatory, environmental and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; risks associated with litigation and other legal and regulatory proceedings; and the impact and costs incurred from changes in accounting principles and practices. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2023, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 30, 2024, June 29, 2024, and September 28, 2024, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$872,714	$819,474	$2,958,387	$2,956,416
Costs and operating expenses:
Cost of sales	348,516	318,360	1,200,201	1,195,223
Selling and administrative expenses	173,268	180,357	690,148	736,014
Research and development expenses	46,914	44,386	183,027	174,945
Purchased intangibles amortization	11,753	12,148	47,090	32,558
Litigation provision	—	—	11,568	—

Operating income	292,263	264,223	826,353	817,676
Other (expense) income, net	(843)	(557)	776	807
Interest expense, net	(14,437)	(26,066)	(72,261)	(82,240)

Income from operations before income taxes	276,983	237,600	754,868	736,243
Provision for income taxes	45,585	21,395	117,034	94,009

Net income	$231,398	$216,205	$637,834	$642,234
Net income per basic common share	$3.90	$3.66	$10.75	$10.87
Weighted-average number of basic common shares	59,386	59,142	59,333	59,076
Net income per diluted common share	$3.88	$3.65	$10.71	$10.84
Weighted-average number of diluted common shares and equivalents	59,645	59,311	59,552	59,270

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended December 31, 2024 and December 31, 2023

(In thousands)

	Three Months Ended		Percent Change	Impact of Currency	Constant Currency Growth Rate (a)
	December 31, 2024	December 31, 2023
NET SALES - OPERATING SEGMENTS
Waters	$764,309	$716,932	7%	(2%)	8%
TA	108,405	102,542	6%	(1%)	7%

Total	$872,714	$819,474	6%	(2%)	8%

NET SALES - PRODUCTS & SERVICES
Instruments	$419,616	$397,201	6%	(2%)	8%
Service	301,844	278,888	8%	(1%)	9%
Chemistry	151,254	143,385	5%	(2%)	7%

Total Recurring	453,098	422,273	7%	(2%)	9%

Total	$872,714	$819,474	6%	(2%)	8%

NET SALES - GEOGRAPHY
Asia	$272,903	$261,893	4%	(5%)	9%
Americas	321,005	303,746	6%	0%	6%
Europe	278,806	253,835	10%	(1%)	11%

Total	$872,714	$819,474	6%	(2%)	8%

NET SALES - MARKETS
Pharmaceutical	$498,807	$463,698	8%	(3%)	10%
Industrial	264,027	260,249	1%	(1%)	2%
Academic & Government	109,880	95,527	15%	(1%)	16%

Total	$872,714	$819,474	6%	(2%)	8%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Twelve Months Ended December 31, 2024 and December 31, 2023

(In thousands)

	Twelve Months Ended		Percent Change	Impact of Currency	Impact of Acquisitions	Organic Constant Currency Growth Rate (a)
	December 31, 2024	December 31, 2023
NET SALES - OPERATING SEGMENTS
Waters	$2,604,421	$2,601,590	0%	(1%)	1%	0%
TA	353,966	354,826	0%	(1%)	0%	1%

Total	$2,958,387	$2,956,416	0%	(1%)	1%	0%

NET SALES - PRODUCTS & SERVICES
Instruments	$1,278,695	$1,361,581	(6%)	(1%)	2%	(7%)
Service	1,114,211	1,053,366	6%	(1%)	1%	6%
Chemistry	565,481	541,469	4%	(1%)	0%	5%

Total Recurring	1,679,692	1,594,835	5%	(1%)	0%	6%

Total	$2,958,387	$2,956,416	0%	(1%)	1%	0%

NET SALES - GEOGRAPHY
Asia	$969,222	$1,007,825	(4%)	(4%)	1%	(1%)
Americas	1,115,780	1,108,573	1%	0%	2%	(1%)
Europe	873,385	840,018	4%	1%	1%	2%

Total	$2,958,387	$2,956,416	0%	(1%)	1%	0%

NET SALES - MARKETS
Pharmaceutical	$1,718,899	$1,696,875	1%	(2%)	2%	1%
Industrial	908,486	909,003	0%	0%	0%	0%
Academic & Government	331,002	350,538	(6%)	0%	1%	(7%)

Total	$2,958,387	$2,956,416	0%	(1%)	1%	0%

(a)

The Company believes that referring to comparable organic constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Organic constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period and excluding the impact of acquisitions made within twelve months of the acquisition close date. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Twelve Months Ended December 31, 2024 and December 31, 2023

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended December 31, 2024
GAAP	$185,021	$46,914	$292,263	33.5%	$(843)	$276,983	$45,585	$231,398	$3.88
Adjustments:
Purchased intangibles amortization (b)	(11,753)	—	11,753	1.3%	—	11,753	2,813	8,940	0.15
Restructuring costs and certain other items (d)	(1,480)	—	1,480	0.2%	—	1,480	354	1,126	0.02
ERP implementation and transformation costs (h)	(1,346)	—	1,346	0.2%	—	1,346	337	1,009	0.02
Retention bonus obligation (f)	(1,911)	(636)	2,547	0.3%	—	2,547	612	1,935	0.03

Adjusted Non-GAAP	$168,531	$46,278	$309,389	35.5%	$(843)	$294,109	$49,701	$244,408	$4.10

Three Months Ended December 31, 2023
GAAP	$192,505	$44,386	$264,223	32.2%	$(557)	$237,600	$21,395	$216,205	$3.65
Adjustments:
Purchased intangibles amortization (b)	(12,148)	—	12,148	1.5%	—	12,148	2,906	9,242	0.16
Restructuring costs and certain other items (d)	(1,036)	—	1,036	0.1%	130	1,166	266	900	0.02
Acquisition related costs (e)	(649)	—	649	0.1%	—	649	156	493	0.01
Retention bonus obligation (f)	(5,725)	(1,909)	7,634	0.9%	—	7,634	1,832	5,802	0.10
Certain income tax items (g)	—	—	—	—	—	—	17,651	(17,651)	(0.30)

Adjusted Non-GAAP	$172,947	$42,477	$285,690	34.9%	$(427)	$259,197	$44,206	$214,991	$3.62

Twelve Months Ended December 31, 2024
GAAP	$748,806	$183,027	$826,353	27.9%	$776	$754,868	$117,034	$637,834	$10.71
Adjustments:
Purchased intangibles amortization (b)	(47,090)	—	47,090	1.6%	—	47,090	11,269	35,821	0.60
Litigation provision and settlement (c)	(11,568)	—	11,568	0.4%	—	11,568	2,776	8,792	0.15
Restructuring costs and certain other items (d)	(12,160)	—	12,160	0.4%	—	12,160	2,971	9,189	0.15
ERP implementation and transformation costs (h)	(1,346)	—	1,346	0.0%	—	1,346	337	1,009	0.02
Retention bonus obligation (f)	(13,362)	(4,453)	17,815	0.6%	—	17,815	4,276	13,539	0.23

Adjusted Non-GAAP	$663,280	$178,574	$916,332	31.0%	$776	$844,847	$138,663	$706,184	$11.86

Twelve Months Ended December 31, 2023
GAAP	$768,572	$174,945	$817,676	27.7%	$807	$736,243	$94,009	$642,234	$10.84
Adjustments:
Purchased intangibles amortization (b)	(32,558)	—	32,558	1.1%	—	32,558	7,758	24,800	0.42
Restructuring costs and certain other items (d)	(29,917)	—	29,917	1.0%	(521)	29,396	7,126	22,270	0.38
Acquisition related costs (e)	(13,947)	—	13,947	0.5%	—	13,947	3,347	10,600	0.18
Retention bonus obligation (f)	(14,093)	(4,699)	18,792	0.6%	—	18,792	4,510	14,282	0.24
Certain income tax items (g)	—	—	—	—	—	—	17,651	(17,651)	(0.30)

Adjusted Non-GAAP	$678,057	$170,246	$912,890	30.9%	$286	$830,936	$134,401	$696,535	$11.75

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions and settlements.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

Acquisition related costs include all incremental expenses incurred, such as advisory, legal, accounting, tax, valuation, and other professional fees. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(g)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations, tax audit settlements, or other tax items that are not indicative of the Company’s normal or future income tax expense.

(h)

ERP implementation and transformation costs represent costs related to the Company’s initiative to transition from its legacy enterprise resource planning (ERP) system to a new global ERP solution with a cloud-based infrastructure. These costs, which do not represent normal or future ongoing business expenses, are one-time, non-recurring costs related to the establishment of our new global ERP solution that were determined to be non-capitalizable in accordance with accounting standards.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2024	December 31, 2023
Cash, cash equivalents and investments	$325,355	$395,974
Accounts receivable	733,365	702,168
Inventories	477,261	516,236
Property, plant and equipment, net	651,200	639,073
Intangible assets, net	567,906	629,187
Goodwill	1,295,720	1,305,446
Other assets	502,988	438,770

Total assets	$4,553,795	$4,626,854

Notes payable and debt	$1,626,488	$2,355,513
Other liabilities	1,098,800	1,121,000

Total liabilities	2,725,288	3,476,513

Total stockholders’ equity	1,828,507	1,150,341

Total liabilities and stockholders’ equity	$4,553,795	$4,626,854

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Twelve Months Ended December 31, 2024 and December 31, 2023

(In thousands and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$231,398	$216,205	$637,834	$642,234
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	11,716	4,644	44,709	36,868
Depreciation and amortization	48,575	48,060	191,825	165,905
Change in operating assets and liabilities and other, net	(51,550)	(38,787)	(112,245)	(242,198)

Net cash provided by operating activities	240,139	230,122	762,123	602,809
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(52,104)	(41,588)	(142,481)	(160,632)
Business acquisitions, net of cash acquired	—	3,553	—	(1,282,354)
Proceeds from (investments in) unaffiliated companies	—	91	(1,489)	742
Net change in investments	(9)	—	(53)	(21)

Net cash used in investing activities	(52,113)	(37,944)	(144,023)	(1,442,265)
Cash flows from financing activities:
Net change in debt	(200,000)	(150,001)	(730,000)	779,600
Proceeds from stock plans	5,293	11,700	30,366	29,792
Purchases of treasury shares	(66)	156	(13,541)	(70,277)
Other cash flow from financing activities, net	1,195	7,658	16,500	15,836

Net cash (used in) provided by financing activities	(193,578)	(130,487)	(696,675)	754,951
Effect of exchange rate changes on cash and cash equivalents	(541)	(3,029)	7,920	(948)

(Decrease) increase in cash and cash equivalents	(6,093)	58,662	(70,655)	(85,453)
Cash and cash equivalents at beginning of period	330,514	336,414	395,076	480,529

Cash and cash equivalents at end of period	$324,421	$395,076	$324,421	$395,076

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$240,139	$230,122	$762,123	$602,809
Adjustments:
Additions to property, plant, equipment and software capitalization	(52,104)	(41,588)	(142,481)	(160,632)
Tax reform payments	—	—	95,645	72,101
Litigation settlements (received) paid, net	—	(375)	9,250	(1,500)
Major facility renovations	—	3,494	—	15,645
Payment of acquired Wyatt liabilities (b)	—	—	—	25,617
Payment of Wyatt retention bonus obligation (c)	—	—	19,770	—

Free Cash Flow - Adjusted Non-GAAP	$188,035	$191,653	$744,307	$554,040

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

(b)

In connection with the Wyatt acquisition, the Company assumed certain obligations of Wyatt and paid those obligations immediately upon closing the transaction. The Company believes that the assumed obligations do not represent future ongoing business expenses.

(c)

During the twelve months ended December 31, 2024, the Company made its first retention payment under the Wyatt retention bonus program. The Company believes that these payments are not normal and do not represent future ongoing business expenses.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Twelve Months Ended December 31, 2025			Three Months Ended March 29, 2025
	Range			Range
Projected Sales
Constant currency sales growth rate (a)	4.5%	-	7.0%	4.0%	-	7.0%
Currency translation impact	(2.0%)	-	(2.0%)	(3.0%)	-	(3.0%)

Sales growth rate as reported	2.5%	-	5.0%	1.0%	-	4.0%

	Range			Range
Projected Earnings Per Diluted Share
GAAP earnings per diluted share	$11.83	-	$12.13	$1.96	-	$2.04
Adjustments:
Purchased intangibles amortization	$0.60	-	$0.60	$0.15	-	$0.15
ERP implementation and transformation costs	$0.22	-	$0.22	$0.03	-	$0.03
Retention bonus obligation	$0.05	-	$0.05	$0.03	-	$0.03

Adjusted non-GAAP earnings per diluted share	$12.70	-	$13.00	$2.17	-	$2.25

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.